UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 13, 2011

First Security Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the First Security Group, Inc. (“First Security”) was held on September 13, 2011 (the “Annual Meeting”).  Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.  The matters listed below were submitted to a vote of First Security’s shareholders and the final voting results were as follows:

The following nominees were elected as Directors of First Security to serve until the 2012 Annual Meeting of Shareholders and until their successors have been elected and qualified:

			Broker
Name	For	Withheld	Non-Votes
Ralph E. Coffman, Jr.	6,570,016	410,212	4,549,204
John J. Clarke, Jr.	6,572,567	407,661	4,549,204
William C. Hall	4,980,007	2,000,221	4,549,204
Carol H. Jackson	4,815,416	2,164,812	4,549,204
Robert P. Keller	6,571,308	408,920	4,549,204
Ralph L. Kendall	4,815,736	2,164,492	4,549,204
Kelly P. Kirkland	6,487,992	492,236	4,549,204

Although Mr. Clarke was elected to serve on First Security’s Board of Directors by the shareholders at First Security’s Annual Meeting, he will not take office until receiving applicable regulatory non-objection to his appointment.  First Security will make a public announcement at the time Mr. Clarke formally joins First Security’s Board of Directors.

A non-binding resolution approving the compensation of First Security’s executives, as disclosed under the federal securities laws, was approved by the vote set forth below:

			Broker
For	Against	Abstentions	Non-Votes
6,454,815	356,798	168,615	4,549,204

An amendment to First Security’s Articles of Incorporation to effect a ten-for-one reverse stock split of First Security’s common stock was approved by the vote set forth below:

For	Against	Abstentions
10,556,788	829,501	143,143

The appointment of Crowe Horwath LLP, as First Security’s independent public accounting firm for the fiscal year ending December 31, 2011 was ratified by the vote set forth below:

For	Against	Abstentions
9,660,448	1,854,256	14,728

Item 9.01	Financial Statements and Exhibits.

Exhibits.   The following exhibits are being furnished with this Report:

Exhibit No.	Exhibit Description
99.1	Press Release, dated September 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated:	September 19, 2011
		By:	/s/ John R. Haddock
		Name:	John R. Haddock
		Title:	Chief Financial Officer